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                                   EXHIBIT 23
               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We consent to the incorporation by reference in the following registration statement of the Lanier Worldwide, Inc. Savings Incentive Plan of our report dated November 11, 1998, with respect to the financial statements of the Lanier Worldwide, Inc. Savings Incentive Plan included in this Annual Report
(Form 11-K) for the year ended June 30, 1998.


         Form S-8              No. 333-01747       Lanier Worldwide, Inc.
                                                   Savings Incentive Plan


                                                   Bray, Beck & Koetter

Melbourne, Florida
December 23, 1998